EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of The Dial Corporation on Form S-8 of our report dated May 24, 1996, appearing in Registration Statement
No. 1-11793 on Form 10 of The Dial Corporation and to the reference to us under the heading "Experts" in this Registration
Statement.


/s/  Deloitte & Touche LLP
     Phoenix, Arizona
     August 29, 1996











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